RESTAURANT DEVELOPMENT AGREEMENT

                                TABLE OF CONTENTS

INTRODUCTION

ARTICLE 1 - GRANT

      1.1   Exclusive Rights
      1.1   Exceptions
            1.2.1 U.S. Military Establishments
            1.2.2 Institutional Locations
            1.2.3 Hotel Chains
      1.3   Definition of Development Area
      1.4   Preservation of Exclusivity

ARTICLE II - TERM

      2.1   Initial Term
      2.2   No Other Rights

ARTICLE III - DEVELOPMENT SCHEDULE

      3.1   Development Obligations
            3.1.1 Development Schedule
            3.1.2 Development Units
            3.1.3 Rate of Development
            3.1.4 Strict Adherence
      3.2   Force Majeure

ARTICLE IV - DEVELOPMENT PROCEDURE

      4.1   The Nature of Agreement
      4.2   Franchise Approval
            4.2.1 Franchise Approval Criteria
            4.2.2 Disapproval
            4.2.3 Target Area
      4.3   Site Approvals; Plans and Specifications
            4.3.1 Real Estate Interests
            4.3.2 Building, Plan Approval / Construction
            4.3.3 No Franchise Without Site and Building Plan Approvals
            4.3.4 No Representation Regarding Site


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ARTICLE V - FEES AND FRANCHISE AGREEMENTS

      5.1   Development Fee
      5.2   Franchise Fee
      5.3   Royalty and Ad Contribution
            5.3.1 Standard Fees
            5.3.2 (SUBJECT TO A PENDING REQUEST FOR CONFIDENTIAL TREATMENT)
      5.4   Duration of Franchise Agreement
      5.5   Other Terms
      5.6   Execution of Franchise Agreement
      5.7   Change in Laws

ARTICLE VI - TRAINING, DIRECTOR OF OPERATIONS, SOURCES OF SUPPLY

      6.1   Director of Operations
      6.2   Substitute Director of Operations
      6.3   Training Requirement
      6.4   Cost of Training
      6.5   Managing Director
      6.6   Covenants
            6.6.1 Confidentiality
            6.6.2 Stock Ledger
      6.7   Sources of Supply
            6.7.1 Authorized Suppliers
            6.7.2 Proprietary Limits
            6.7.3 Self-Supply
            6.7.4 Limits on BKC Responsibility
            6.7.5 Developer's Responsibilities
            6.7.6 Developer's Supply Manager
            6.7.7 Additional Representations

ARTICLE VII - DEFAULT

            7.1.1 Events of default by Developer
            7.1.2 Event of BKC Default
      7.2   BKC Remedies
      7.3   Developer Remedies

ARTICLE VIII - TERMINATION

      8.1   Effect of Termination
      8.2   Rights Upon Termination













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ARTICLE IX - DISPUTE RESOLUTION

      9.1   Dispute Resolution
            (a)   Termination; Limited Remedy
            (b)   Enforcement
            (c)   Non-Termination Disputes
            (d)   Site of Arbitration
            (e)   Arbiters
            (f)   Language
            (g)   Costs
            (h)   Proceedings
            (i)   Binding Nature
            (j)   Other Relief

ARTICLE X - SECRECY OF PROPERTY

ARTICLE Xl - ASSIGNMENT AND TRANSFER

      11.1  Transfer of Interest by Developer
      11.2  Transfer of Interest by Principal

ARTICLE XII - SEVERABILITY

ARTICLE XIII - ENTIRE AGREEMENT

ARTICLE XIV - NOTICES

ARTICLE XV - NON-WAIVER

ARTICLE XVI - HEADINGS AND ARTICLE TITLES

ARTICLE XVII - RELATIONSHIP OF PARTIES

ARTICLE XVIII - INTERPRETATION

ARTICLE XIX - BROKER

ARTICLE XX - GOVERNING LAW/JURISDICTION














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ARTICLE XXI - TRADEMARKS AND TRADE NAMES

      21.1  Disclaimer of Interest
      21.2  Notice of Challenge
      21.3  Registered User Agreement
      21.4  No Unauthorized Use
      21.5  Trademark Applications
      21.6  Assistance to BKC

ARTICLE XXII - COMPETITION

ARTICLE XXIII - TAXES

ARTICLE XXIV - GOVERNMENTAL APPROVAL

ARTICLE XXV - SURVIVAL

ARTICLE XXVI - THE PRINCIPAL(S)

      26.1  Stock Ownership
      26.2  Guaranty

ARTICLE XXVII - INDEPENDENT ADVICE

ARTICLE XXIII - FORCE MAJEURE

ARTICLE XXIX - CONTROLLING LANGUAGE

ARTICLE XXX - DEFINITIONS

EXHIBIT A - PRINCIPALS OF THE DEVELOPER

EXHIBIT B - DEVELOPMENT UNITS

EXHIBIT C - INTERNATIONAL BURGER KING RESTAURANT FRANCHISE
  AGREEMENT

EXHIBIT D - APPLICATIONS FOR BURGER KING MARKS IN POLAND

SCHEDULE 1 - DEVELOPMENT SCHEDULE

SCHEDULE 2 - TERMS FOR SECTION 5.3.1(a)

SCHEDULE 3 - TERMS FOR SECTION 5.3.1(b)









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                        RESTAURANT DEVELOPMENT AGREEMENT

      THIS AGREEMENT is made and entered into in Miami, Florida as of the 14th day of March, 1997 by and among BURGER KING CORPORATION, a company organized under the laws of Florida having its principal place of business at 17777 Old Cutler Road, Miami, Florida, U.S.A. ("BKC") of the first part, and INTERNATIONAL FAST FOOD CORPORATION, a company organized under the laws of Florida, having its principal place of business at 1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139 (the "Developer").

                                  INTRODUCTION

      A. BKC has developed and acquired specialized knowledge, techniques, skill and experience in the development and operation of limited menu restaurants (the "Burger King System") known as "Burger King Restaurants" throughout the United States and other countries.

      B. The Developer possesses knowledge and market information concerning the operation and development of Burger King Restaurants in the Republic of Poland and the Developer recognizes the benefits to be derived from being identified with and franchised to operate limited menu restaurants utilizing the Burger King System within the development area described in this Agreement and utilize the name Burger King(R) and such other marks as may be authorized from time to time for use in connection with Burger King Restaurants (the "Burger King Marks").

      C. The Developer acknowledges and represents to BKC that it is entering into this Agreement after having made an independent investigation of BKC and its operations and of market and economic conditions in the Republic of Poland. The Developer represents that BKC has not made, and that the Developer is not relying upon, any representation as to the profits and/or sales volumes which Developer might be expected to realize, or costs or levels of costs which the Developer might be expected to incur, or the prospects of success for the Developer or Burger King, Restaurants in Poland, or the level or extent of the awareness of the Burger King Marks or the Burger King System or brand in Poland or the likelihood that any such awareness can or will be established in Poland, or as to the availability of local sources of supply in Poland or the ability of any such local sources of supply to meet standards for approval by BKC. The Developer further represents and agrees that BKC and persons acting on its behalf have not made, and the Developer is not relying upon, any representations or promises that are not contained in this Agreement.

      D. Those persons with a substantial direct or indirect legal or beneficial ownership interest in the Developer who are undertaking certain








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obligations  under this Agreement as a principal of the Developer  (each of whom is a "Principal") are set forth on Exhibit "A" to this Agreement, together with a description of their ownership interest in the Developer.

      E. The Developer and BKC wish to set forth the terms of their agreement for the development of new Burger King Restaurants in the Republic of Poland (meaning the area comprised within the present de facto boundaries of the Republic of Poland) hereinafter referred to as the "Development Area."

      F. BKC and the Developer recognize that at the time of execution of this Agreement by International Fast Food Corporation as the Developer, no party or parties are entering into this Agreement as Principals. However, in the event of an assignment by the Developer with BKC's prior written consent, the provisions of this Agreement applying to Principals would apply to the extent that the assignee, Developer or another party expressly assume the obligations of Principals under this Agreement.

      In consideration of the mutual undertakings and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

                                   ARTICLE I
                                     GRANT

      1.1 Exclusive Rights. The Developer is hereby granted the exclusive right to develop and, subject to the full satisfaction of the terms and conditions of this Agreement, to be franchised to operate all forms of Burger King Restaurants (as more fully defined below) within the Development Area upon the terms and conditions of this Agreement and the franchise agreements which shall be entered into for each Burger King Restaurant. For purposes of this
Section 1.1 and this Agreement generally, the terms Burger King Restaurant and "Restaurants" shall include kiosks, in-line mall units, double drive-thru/limited seating units, mobile units, traditional freestanding Burger King Restaurants, and all other fast food hamburger concepts offered to franchisees from time to time by BKC. Provided, however, that only those Burger King Restaurants described in Section 3.1.2 shall count against the Developer's development obligations under Article III of this Agreement.

      1.2   Exceptions.

            1.2.1 U.S. Military Establishments. Specifically excluded from this grant are any existing or hereafter established U.S. military establishments. including their adjacent housing areas and support areas. Developer acknowledges that BKC has no control over or ability to stop development of new Burger King Restaurants on such U.S. military establishments and hereby releases BKC and its








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directors, officers, parent, subsidiaries, affiliates, employees, successors and assigns from all claims or liability relating to the existence or opening of a Burger King Restaurant on such a U.S. military establishment, including without limitation any claim or encroachment or breach of existing or future franchise agreements, from the date of this Agreement forward.

            1.2.2 Institutional Locations. In the event that an opportunity arises for the development of one or more Burger King Restaurants in airports, train stations, hotels, hospitals, stadiums, public buildings, schools, factories, turnpikes, toll roads, universities, corporate headquarters and branch offices, BKC shall notify the Developer of such opportunity and allow the Developer 60 days from the date of such notification or such earlier time period as is reasonably dictated by commercial circumstances (e.g., public bid or concession award) in which to enter into a concession or other arrangement with the owner of such outlet(s). In the event that Developer either notifies BKC that it is not interested in pursuing the opportunity or is unable or unwilling to obtain such a concession or make such an arrangement with the owner of the outlet(s) within the time period set forth above, BKC or its affiliates shall be free to negotiate for and open Burger King Restaurants in such outlet(s) or to license third parties to do so.

            1.2.3 Hotel Chain. Notwithstanding, the foregoing, BKC shall be free to develop Burger King, within hotels operation, under a uniform brand within an international chin without first offering the Developer the opportunity to negotiate with the hotel as provided in Paragraph 1.2.2 above. Instead, where BKC negotiates or wishes to negotiate with the brand or chain owners or members, BKC shall merely inform the Developer that such negotiations are in progress and/or such deal has been entered into.

      1.3 Definition of Development Area. In the event of conflict or confusion as to the exact boundaries of the Development Area, BKC's sole decision shall control.

      1.4 Preservation of Exclusivity, Subject to the above, BKC agrees that so long as this Agreement is in effect, BKC shall not grant development rights or franchise agreements to any other franchisees or any other persons within the Development Area nor shall BKC directly or indirectly develop company owned Burger King Restaurants within the Development Area during the term hereof.


                                   ARTICLE II
                                      TERM

      2.1 Term. Unless terminated earlier pursuant to the terms of Article 7 hereof, the term of this Agreement shall expire on September 30, 2007 (the "Term").

      2.2 No Other Rights. The developer has no right to any other extension or renewal beyond the Term.





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                                  ARTICLE III
                             DEVELOPMENT SCHEDULE

      3.1   Development Obligations.

            3.1.1 Development Schedule. The Developer agrees to develop and open for business a minimum of Forth-Five (45) Development Units (as defined below) during the Term and within the Development Area in strict accordance with the development schedule set forth on Schedule 1 hereto (the "Development Schedule").

            3.1.2 Development Units. The term "Development Unit" is defined on Exhibit B to this Agreement. Moreover, only the opening of a new Burger King restaurant in one of the forms set forth on Exhibit B hereto will be applied against the Developer's obligations under this Article III. No more than four
(4) Burger King Kiosk Restaurants (as that term is defined in Exhibit B hereto) can be developed and opened for business during any single Development year of the Development Schedule for purposes of meeting Developers development obligations under this Article III.

            3.1.3 Rate of Development. The Developer is free to develop Burger King Restaurants at a faster rate than that outlined above, provided that each Burger King Restaurant is developed in accordance with the franchise and location procedures described in this Agreement. If in any one or more periods, the total of Development Units opened falls short of the number required for such period or periods but the total number of Development Units opened prior to and during that period and operating at the end of that period is equal to or exceeds the required total for the period from the start of the Development Schedule, to the end of that period, the Developer shall have complied with its obligation.

            3.1.4 Strict Adherence. Strict adherence to each and every one of the above requirements is the essence of this Agreement. Failure to adhere to any of the above requirements of Article III shall result in the automatic termination of this Agreement pursuant to Paragraph 7.1(b).

      3.2 Force Majeure. Notwithstanding the foregoing, if delay in meeting the Development Schedule is caused by acts of God, labor strikes, civil unrest, or other causes beyond Developer's reasonable control, then Developer shall notify BKC accordingly and BKC after an examination of the facts shall allow a reasonably necessary extension to the required opening date for the Burger King Restaurant in question, provided, however, that in the event that the reasonably necessary extension exceeds one hundred eighty (180) days, BKC shall have the right to terminate this Agreement, whereupon all rights granted to Developer under this Agreement shall terminate, without liability to BKC.






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                                   ARTICLE IV
                              DEVELOPMENT PROCEDURE

      4.1 The Nature of Agreement. The Developer understands and agrees that this Agreement is not a franchise for the operation of Burger King Restaurants, but is intended by the parties to set forth the terms and conditions which, if fully satisfied, would entitle the Developer to apply for and receive individual franchises for each Restaurant to be developed under this Agreement. Upon
Developer's compliance with each of the requirements set forth in this Agreement, including, without limitation, Sections 4.2 and 4.3.2 below, BKC shall offer to Developer (or, at Developer's request, and with BKC's prior written approval, to a controlled subsidiary or affiliate of Developer) a Franchise Agreement in the form attached hereto as Exhibit "C".

      4.2   Franchise Approval.

            4.2.l Franchise Approval Criteria. With respect to each Restaurant to be established pursuant to this Agreement, the Developer must first apply for and obtain franchise approval ("Franchise Approval") from BKC through BKC's standard franchise approval procedures, including without limitation, submitting the then current form of Multiple Franchise Application, Management Commitment Form, Capitalization Plan, and Preliminary Agreement. Notwithstanding any provision in this Agreement to the contrary, the Developer understands and agrees that, as a condition to the granting of a Franchise Approval, the Developer must have met all of BKC's then current operational, financial, legal, and other approval criteria at the time of application for a franchise (the "Expansion Criteria"). BKC may, in its sole and absolute discretion, waive Developer's non-compliance with any one or all of the Expansion Criteria with regard to any Restaurants developed under this Agreement. Franchise Approval shall not be unreasonably withheld. If Franchise Approval is not den fed by BKC by no later shall twenty (20) business days from the date on which BKC receives a written application from Developer which complies in all respects to the requirements in this Section 4.2.1, then Franchise Approval shall be deemed to have been given to Developer. The terms "operational," "financial" and "legal" as used in this Agreement shall include without limitation the following:

            (a)  Operational.  The Developer  must conduct each and every one of its Burger King Restaurant businesses presently existing and hereafter constructed in accordance with the terms and conditions of this Agreement, the provisions of the respective franchise agreements and the standards, specifications and procedures set forth and described in the Manual of Operating Data, as amended, including, the maintenance of the interior and exterior of the Restaurants to reflect an acceptable Burger King image in the time period required under the applicable Franchise Agreement. The Developer understands that changes in said standards, specifications and procedures may become necessary from time to time. The Developer agrees to accept, as reasonable, said changes and the Developer further agrees that it is within the sole discretion of BKC to make said changes.




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            (b)  Financial.  The  Developer  must  satisfy  all BKC's  financial requirements for a franchise which will normally include the submission of a certified financial statement (balance sheet and profit and loss statement) for the Developer's latest fiscal year, a current financial statement on the Developer and an acceptable capitalization plan showing that the Developer will meet BKC's then current financial ratio requirements. Developer shall also be current in all monetary obligations owed to BKC and its affiliates.

            (c) Legal. The Developer has submitted to BKC, in a timely manner as requested, all BKC standard form information and documents reasonably requested by BKC prior to and as a basis for the issuance and consummation of individual franchises, has taken such additional action as may be requested from time to time consistent with this Development Agreement, the franchise agreements and the legal relationships contemplated therein, and is in compliance with all obligations under all agreements with BKC and its affiliates.

            4.2.2 Disapproval. The Developer's failure to meet operational, financial and/or legal standards shall constitute grounds for BKC refusing to grant a Franchise Approval or withdrawing a Franchise Approval and shall not extend, modify or reduce the development requirements and schedules in Article
III. BKC agrees to give the Developer written notice of its failure to receive Franchise Approval, and such notice shall provide the Developer with reasonable detail regarding the relevant deficiencies and the manner in which they may be remedied (a "Disapproval Notice"). BKC will not unreasonably delay its decision on whither to grant or deny Franchise Approval after receiving all documents and information required by BKC. A Disapproval Notice shall not be a notice of default under Section 7.1 above unless BKC specifically so states.

            4.2.3 Target Area. If granted, Franchise Approval may be for a specific address or a specific geographic area, at BKC's sole discretion, and shall constitute the Developer's authorization to attempt to locate a site for a Burger King Restaurant at that address or in that area.

      4.3   Site Approvals; Plans and Specifications.  After obtaining Franchise
Approval, the Developer shall submit to BKC a completed site approval application package in the form then prescribed by BKC. The Developer acknowledges receipt of BKC's current site approval application package forms. Approval of the proposed site by BKC ("Site Approval") is a prerequisite to the Developer's authorization to construct a Burger King Restaurant at a particular location. BKC shall not unreasonably withhold Site Approval. IF BKC does not deny Site Approval of a proposed site within twenty (20) business days from the date on which BKC receives a completed site approval application package from Developer for such site, Site Approval shall be deemed to have been given to the Developer. The Developer shall not, except at the Developer's own risk, enter into any legal binding commitments with vendors or lessors of potential site property until the Developer has received Site Approval. After obtaining Site Approval, the following requirements relating to site acquisition and construction shall apply.





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            4.3.1  Real  Estate  Interests.  The  Developer  assumes  all  cost, liability, expense and responsibility in locating, acquiring and developing the real estate sites and of construction of the Restaurants to be developed.

            4.3.2 Building Plan Approval Construction. All Restaurants shall be constructed, equipped and furnished in accordance with plans and specifications approved by BKC, which approval shall not be unreasonably withheld or delayed. Developer acknowledges that BKC does not have standard architectural plans and specifications for in-line restaurants (i.e., restaurants constructed in existing structures or buildings. On written request of Franchisee, BKC will make available to the Developer for its information in its standard plans and specifications for freestanding Burger King Restaurants in whatever form or language those plans and specifications are maintained. If, and to the extent that, the Developer requires architectural and engineering services, it will contract for those services independently at its own expense. The Developer shall, as a condition precedent to the development of each restaurant, obtain from BKC written architectural and design approval of the Developer's plans by BKC ("Building Plan Approval"), which approval shall not he unreasonably withheld. The building design, style, size and interior decor, as well as the type of equipment, service format and e equipment arrangement for any future Restaurant may be changed, amended or modified by BKC from time to time. Any Building Plan Approval shall be for BKC's own benefit. If BKC does not deny
Building Plan Approval within twenty (20) business days after receiving Developer's completed plans and all information reasonably requested by BKC in connection with the Developer's building plans, Building Plan Approval shall be deemed to have been given by BKC.

            4.3.3 No Franchise Without Site and Building Plan Approvals. Nothing in this Agreement shall be construed as obligating BKC to grant a franchise agreement for any site which has not received Site Approval and Building Plan Approval from BKC.

      4.3.4 No Representation Regarding Site. The Developer agrees that the approval of any site by or on behalf of BKC or the approval of any specifications or of any other matter relating to the development by or on behalf of BKC does not amount to a representation or warranty relating directly or indirectly to the success or viability of the Restaurant and no reliance shall be placed on any warranty, representation or advice that may be given by any person by or on behalf of BKC directly or indirectly relating to the success or viability of the Restaurant, unless such representation, warranty or advice is given in writing by a board director of BKC. Developer further agrees that BKC may, in its sole discretion not make a physical, on-site inspection and evaluation of any proposed new Restaurant location in deciding whether to grant Site Approval for any such location, it being understood and agreed that BKC's review and approval of a new location is for BKC's own benefit only.








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                                   ARTICLE V
                         FEES AND FRANCHISE AGREEMENTS

      5.1 Development Fee. Subject to the conditions set forth below, the Developer shall pay to BKC in the U.S.A. a total of One Million U.S. Dollars (U.S. $1,000,000.00) (the "Development Fee").

            (a) Developer shall not be obligated to pay the Development Fee if Developer satisfies each of the following conditions:

                  (i)   Developer   complies  with  the   Development   Schedule
obligation through a date which is thirty (30) months from the date of this Agreement set forth above ("Due Date"); and

                  (ii) Developer achieves actual Gross Sales (as defined in the form of Franchise Agreement attached as Exhibit "C" hereto) at its properly licensed Burger King Restaurants totalling an amount which is the equivalent (using the conversion rate in effect at the time of each monthly report to BKC under the relevant Franchise Agreement) of U.S. Eleven Million Dollars (U.S. $11,000,000) during the twelve months immediately preceding the Due Date.

Provided, however, that if as of the Due Date the Developer has satisfied the conditions set forth in (i) of this Section 5.1(a) but has failed to satisfy the conditions set forth in (ii) of this Section 5.1(a) in that the Developer has achieved actual Gross Sales of less than U.S. Eleven Million Dollars (U.S. $11,000,000) during the twelve months immediately preceding the Due Date, and further provided that Developer has achieved actual Gross Sales of greater than U.S. Nine Million Dollars (U.S. $9,000,000) during the twelve months immediately preceding the Due Date, then the Developer, at its election, may pay to BKC on the Due Date the sum of U.S. Two Hundred and Fifty Thousand Dollars (U.S. $250,000) in immediately available funds as a "Reduced Development Fee." If the Developer is entitled to, but fails to pay said Reduced Development Fee, then the Development Fee shall remain due and owing.

            (b) If the Developer is obligated to pay the Development Fee pursuant to Section 5.1 (a) above, and BKC has elected not to terminate this Agreement pursuant to the terms of Article VII below, then the Developer shall, at its election by delivery of written notice to BKC on or before the Due Date, either;

                  (i) pay the Development Fee to BKC on the Due Date in immediately available funds; or












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                  (ii) deliver  with the notice  referenced  above,  the written binding undertaking of Mitchell Rubinson (in a form reasonably acceptable to BKC) that the "Rubinson Group" (as defined below) shall, within six (6) months of the Due Date, forever divest itself of all direct or indirect (through Principal or otherwise) legal or beneficial interest in the Developer and the Burger King Restaurants opened or operated by the Developer or its successors and/or assigns and of the rights under this Agreement or any of the Franchise Agreements to a party not related to Rubinson, including any of his family members or any entity controlled by any such family members. For purposes of this Section 5.1, the "Rubinson Group" shall mean Rubinson, and any trust, partnership limited liability company), corporation or other legal entity wherein he or they directly or indirectly own on the aggregate an interest of ten percent (10%) or more of the legal or beneficial equity interests (a "Rubinson Entity"), and any parent, subsidiary or affiliate of a Rubinson Entity. Nothing in this Agreement is intended to constitute an admission by Mitchell Rubinson that members of his family are controlled by or affiliated with him.

            (c)  If the Developer proceeds under - Section 5.1(b)(ii) above and:

                  (i) The divestiture contemplated in Section 5.1(b)(ii) is closed within such six (6) month period, then the Developer shall have no obligation to pay the Development Fee; or

                  (ii) Some or all of the conditions and undertakings in Section 5.1(b)(ii) are not met within such six (6) month period, then the Developer shall pay the Development Fee to the first (1st) day after the expiration of such six (6) month period in immediately available funds.

            (d) In the event that this Agreement is terminated by the Developer pursuant to Section 7.3 below, the Developer shall have no further obligation to pay the Development Fee and such non-payment shall not limit or otherwise affect such termination or the Developer's other rights under Article VII and Article VIII of this Agreement.

            (e) In the event that this Agreement is terminated by the Developer or its representatives for any reason other than pursuant to Section 7.3 below and failure to divest, the Development Fee shall become immediately due and payable in immediately available funds without limiting, or otherwise affecting such termination or BKC's other rights under Article VII and Article VIII of this Agreement.

            (f) Payment of the Development Fee by the Developer has been guaranteed by Rubinson pursuant to that certain Guaranty dated March 14, 1997.

      5.2 Franchise Fee. Upon the execution of each franchise agreement covering a Burger King Restaurant to be opened during the Term of this being understood and agreed that BKC's review and approval of a new location is for BKC's own benefit only. also pay to BKC in the U.S.A. a Franchise Fee of Forty Thousand U.S. Dollars ($40,000 U.S.D.) for franchise agreements with a term of 20 years and a Franchise Fee of Twenty-Five Thousand U.S. Dollars ($25,000 U.S.D.) for franchise agreements with a term of 10 years (the "Franchise Fee"). In the event that such payment in U.S. Dollars is prohibited by law, Developer shall pay to BKC the amount of Zlotys necessary to convert at the free market rate in effect at the time of payment, to the U.S. Dollar Franchise Fee.

      5.3   Royalty and Ad Contribution.

            5.3.1 Standard Fees. Each franchise agreement for a Burger King Restaurant to be opened during, the Term of this Agreement shall provide for payment of a royalty equal to five percent (5%) of "Gross Sales" (as defined in the form of Franchise Agreement attached as Exhibit C) and for payment of an advertising contribution equal to six percent (6%) of "Gross Sales".

            5.3.2 (SUBJECT TO A PENDING REQUEST FOR CONFIDENTIAL TREATMENT)

      5.4 Duration of Franchise Agreement. The term of each franchise agreement issued hereunder shall commence on the date the Restaurant opens for business and shall expire at midnight on the date preceding the twentieth anniversary (or tenth anniversary, if BKC has granted a 10 year franchise agreement) of such opening.

      5.5 Other Terms. All other terms and conditions of the franchise agreements to be entered into under this Agreement shall be the terms and conditions of the form of franchise agreement attached hereto as Exhibit (the "Franchise Agreement"). BKC may change the form of Franchise Agreement at its sole discretion without liability to BKC and upon prior notice to Developer for purposes of complying with local law, as BKC deems reasonably necessary.

      5.6 Execution of Franchise Agreement. No less than twenty (20) days prior to the opening of each Restaurant, the Developer shall execute the form of Franchise Agreement and deliver it to BKC together with the Franchise Fee.

      5.7 Change in Laws. BKC shall not be under any obligation to grant any franchise agreement under this Development Agreement in the event that there exists any exchange control or governmental regulation or practice or any law which prohibits or restricts the payment to BKC of the amounts due to BKC under the proposed or existing franchise agreements or the repatriation of those amounts to the U.S., or if such a restriction is in BKC's reasonable opinion about to be imposed or likely to be imposed within 12 months.

                                   ARTICLE Vl
               TRAINING, DIRECTOR OF OPERATIONS, SOURCES OF SUPPLY

      6.1 Managing Director. The Developer shall designate, subject to BKC's approval, an individual as the "Managing Director" who shall be responsible for the overall management of the Developer. The Managing Director and the Director of Operations may be the same individual. BKC hereby approves Mr. Leon Blumenthal ("Blumenthal") as the Managing Director provided that Blumenthal during a time period of six (6) months from the date of this Agreement, completely divests himself of all managerial responsibility and active participation in any non-Burger King business so that Blumenthal's full time and best efforts will be devoted to the operation and management of the Restaurants. Notwithstanding, the foregoing, Blumenthal shall be allowed to retain nominal or ministerial responsibilities for businesses not related to the operation and management of the Restaurants so long as those responsibilities do not impair his ability to act as Managing Director and are not otherwise prohibited under this Agreement or the Franchise Agreements.

      6.2 Director of Operations. The Developer shall designate, with the approval of BKC, a "Director of Operations" who shall devote his or her full time and best efforts to the running of the Burger King Restaurants contemplated to be developed herein. The Developer will designate a Director of Operations acceptable to BKC. The Developer agrees to evidence a Managerial Employment Agreement indicating such Director of Operations' level of authority to control the Burger King Restaurants as contemplated therein. BKC hereby approves Joanna Makowska as the Director of Operations.

      6.3 Substitute Managing Director and Director of Operations. Should the positions of Managing Director and/or Director of Operations subsequently become vacant the Developer shall with the minimum delay but in any event within six
(6) months of such vacancy designate a replacement who shall be submitted to BKC for its approval who shall be required to complete the training requirements as outlined below.

      6.4 Training Requirements. As a condition precedent to the opening of the Developer's restaurants under this Agreement, the Developer's Director of Operations and all senior restaurant managers as designated for restaurants as and when developed under this Agreement shall undertake and successfully complete BKC's then current required training program for such positions which training program shall be conducted at BKC's training school and Burger King Restaurants located in Miami Dade County Florida U.S.A. or in such other place as BKC may designate. ln addition to the training requirements set forth above within six (6) months after the date of this Agreement the Director Of Operations and the Managing Director must have successfully completed the following two (2) training courses conducted by BKC at BKC's training facilities and Burger King Restaurants located in Miami Dade County Florida USA: (1) Business Management Training and (2) Advanced Restaurant Operations. BKC will offer these two courses at no charge to the Director of Operations and the Managing Director during said six (6) month period, however, Developer shall be responsible for all related and incidental costs and expenses as provided in
Section 6.5 below.

      6.5 Cost of Training. The Developer must be financially prepared to meet support requirements for restaurant managers during all phases of training.

Personal expenses for travel, food, lodging and other costs incurred during any phase of training are the responsibility of the Developer. Each Restaurant operated by the Developer shall utilize the services of at least one full time restaurant manager who has completed BKC's then current basic operations training course.

      6.6 Covenants. The Developer hereby covenants and agrees with BKC as follows:

            6.6.1 Confidentiality. The Developer shall use its best efforts to ensure that any present Director of Operations Managing Director and Developer's Supply Manager or any individuals who may hold those or similar positions in the future or any other employees involved in the operation of Burger King Restaurants by virtue of their position shall be bound by an obligation of confidentiality to BKC.

            6.6.2 Stock Ledger. The Developer covenants in this regard to furnish to BKC annually a certified copy of its stock ledger showing the complete ante accurate list of shareholders.

      6.7   Sources of Supply.

            6.7.1 Authorized Suppliers. BKC may require that any item required for or used in the operation of any Restaurant shall be previously approved by BKC in its sole and absolute discretion and that the supplier and the distributor of such items also be previously approved by BKC in its sole and absolute discretion. The Developer shall in such case purchase only from BKC-authorized suppliers and distributors. Should the Developer propose an alternative supplier and/or distributor BKC shall evaluate such supplier and/or distributor against its then current approval criteria and either approve or disapprove such supplier and/or distributor. BKC shall disclose its confidential and proprietary product specifications to suppliers and/or distributors proposed by the Developer provided that such suppliers or distributors sign a suitable confidentiality undertaking before BKC's confidential and proprietary product specifications are disclosed. In approving or disapproving suppliers and distributors, the Developer acknowledges and agrees that BKC may devote such resources and time as BKC may reasonably determine is necessary to evaluate any such supplier or distributor in its sole discretion. BKC agrees that it will apply those criteria in good faith toward the Developer. If BKC denies Developer's request for approval of a supplier or distributor BKC shall advise the Developer of the reasons for its decision. If BKC does not deny Developer's request for approval of a supplier or distributor within thirty (30) business days then approval shall be deemed to have been given. Approval of any supplier or distributor by BKC is subject to revocation in its sole discretion. Any such revocation shall be in writing, and shall specify the reasons for such revocation.

            6.7.2 Self-Supply. Developer may, upon prior written notice to BKC invest in BKC-approved suppliers and/or distributors to the Restaurants or request approval from BKC to become an approved supplier, andlor distributor to the Restaurants. BKC shall not unreasonably withhold its approval of Developer as a supplier or distributor to the Restaurants. Developer expressly acknowledges and agrees, however, that Developer must meet BKC's then current conditions for supplier and/or distribution agreements.

            6.7.3 Limits on BKC Responsibility. BKC shall not be responsible for the following:

                  (a) Arranging, assuring, or facilitating the delivery or availability of labor, food, paper, equipment, furniture, fixtures, or any other goods or services in connection with the operation of the Restaurants.

                  (b) Arranging, assuring, or facilitating the delivery or availability of labor, food, paper, equipment, furniture, fixtures, or any other goods or services in connection with the operation of the Restaurants at a reasonable or at any particular cost (whether stated as a percentage of sales or otherwise) to the Restaurants or to the Developer.

            6.7.4 Developer's Responsibilities. Developer shall be responsible for locating, and submitting to BKC for approval pursuant to Section 6.7.1 above, suppliers and distributors capable of manufacturing and/or delivering all BKC-required goods and services to the restaurants on a consistent and reliable basis.

            6.7.5 Developer's Supply Manager. On a one-time basis only, BKC' shall, at its cost and expense, provide training in the area of supply and quality assurance, to an individual ("Developer's Supply Manager") mutually acceptable to BKC and Developer. Such training shall be for a period of no longer than three (3) months and shall be at such locations as are reasonably acceptable to BKC and Developer. The training will focus on the identification and development of local suppliers and on auditing of ' the suppliers' compliance with BKC standards and specifications. Upon completion of such training program, Developer shall hire or retain Developer's Supply Manager for the purpose of developing local suppliers and conducting quality audits of such suppliers on behalf of the Developer. It is understood and agreed that the Developer Supply Manager shall not have authority o approve suppliers and shall comply with the terms set forth in Section 6.7.1 above. BKC shall provide, at Developer's request and expense, similar training to a replacement to Developer's Supply Manager. Developer may, at its discretion and risk, eliminate the position of Developer's Supply Manager.

            6.7.6 Additional Representations. Developer acknowledges that there currently are no suppliers in Poland for variety of menu items served generally in Burger King Restaurants and that the specification of the ingredients in all Burger King menu items is subject to the approval of the local governmental heath and other authorities. Developer agrees that:

            (a) BKC shall have no responsibility to obtain governmental approvals for menu items;

            (b) BKC may in it sole discretion permit a supplier to the Restaurants to manufacture and sell menu items that do not meet BKC's specifications provided that such supplier provides documentary evidence to BKC that such item(s) comply with local governmental requirements;

            (c)   BKC  may  in  its  sole  discretion   approve  a  supplier  or
distributor to the Restaurants even if such sup plier or distributor does not meet all of BKC's standard approval criteria; and

            (d) A request by Developer to BKC for approval of any product supplier or distributor for or to the Restaurants shall constitute Developer's consent to the use of such product, supplier or distributor but shall not bind BKC to approve such product supplier or distributor for use at the Restaurants.

            6.7.7 Product Specifications. BKC shall provide Developer with a copy of BKC's confidential and propriety product specifications for such products as BKC has approved for sale in Poland. Developer shall use such specifications for the sole purpose of Developer identifying and developing local sources of supply in Poland. Developer shall keep and maintain BKC's product specifications strictly confidential a nd shall not disclose same to any third party including any suppliers without BKC's prior written consent nor without first obtaining a suitable confidentiality undertaking from such third party a form of which shall be supplied by BKC.

                                   ARTICLE VII
                                     DEFAULT

            7.1.1 Events of DeFault by Developer. Developer shall be in default under this Agreement upon the occurrence of any of the following events or conditions (individually an "Event of Default " and collectively the "Events of Default"):

            (a) The Developer fails to obtain Site Approval or any other approval required from BKC prior to the commencement of construction.

            (b) The Developer fails to adhere to the agreed development schedules in accordance with Article II of this Agreement.

            (c) The  Developer  consistently  fails  over a  period  of nine (9)
months to meet and satisfy fully the operational financial and legal requirements set forth in Article IV, whether for the purpose of seeking franchise approval or in the day to day operation of a licensed Burger King Restaurant, and does not cure such failure within thirty days of receipt of written notice from BKC.

            (d) The Developer fails to pay any amount when due under this Agreement and does not cure such failure within ten (10) days of written notice from BKC.

            (e) Dissolution, termination of existence, or insolvency of either the Developer or any of the Principals, or the appointment of a custodian or receiver of any part of the property of the Developer or any of the Principals, or a trust mortgage or an assignment for the benefit of creditors by either the Developer or any of the Principals; or the recording or existence of any lien for past due taxes, or the commencement by or against either the Developer or any of the Principals of any proceeding under any bankruptcy or insolvency laws; or service on BKC or any writ, summons or process designed to affect any account or property of either the Developer or any of the Principals, any of which is not released, dismissed, discharged, bonded or otherwise adequately reserved against within thirty (30) days.

            (f) The Developer fails to obtain or renew any licenses or permits necessary for the performance of the Developer's obligations under this Agreement and does not cure such failure within thirty days of written notice from BKC.

            (g) The Developer opens a Burger King Restaurant without franchise approval, site approval, payment of all franchise fees and other fees, and/or execution of all required agreements and documents.

            (h) The Developer or any Principal challenges the validity of any of the trademarks or names, copyrights or other industrial property right of Burger King Corporation.

            (i) The Developer defaults under any franchise or other agreement with BKC or its Affiliates, fails to cure such default within any applicable cure period, and BKC terminates any such franchise or other agreement in accordance with its terms.

            (j) The occurrence of a change in laws or regulations as set forth in Article V, Paragraph 5.7.

            (k) The occurrence of any event which is contrary to the provisions of Article X hereof.

            (l) The Developer or any Principal fails to comply with any of the other terms, provisions or conditions of this Agreement and does not cure such failure within thirty (30) days of receipt of written notice from BKC.

            (m) The Developer fails to maintain a Net Worth of at least Seven and One-Half Million U.S. Dollars ($7,500,000) at all times beginning on June 1, 1999, and continuing until the expiration or earlier termination of this Agreement "Net Worth" shall mean on a consolidated basis the amount by which the Developer's assets exceed the Developer's liabilities determined in accordance with generally accepted accounting principles in the United States consistently applied.

            (n) In the event that thirty-five percent (35%) or more of the voting Stock of the Developer or any Principal is owned by a party that is either a franchisee, franchisor or owner of a Fast Food Hamburger Restaurant as that term is defined Article XXII.

            7.1.2 Event of BKC Default. BKC shall be in default under this Agreement if BKC fails to comply with any of its obligations under this Agreement and does not cure such failure within thirty (30) days of receipt of written notice from the Developer.

      7.2 BKC Remedies. Subject to the provisions of Article IX herein BKC's sole and exclusive remedy upon the occurrence of an Event of Default under
Section 7.1.1 shall be to deliver written notice to the Developer that this Agreement is thereby immediately terminated.

      7.3   Developer  Remedies.  Subject to the provisions of Article IX herein
Developer's sole and exclusive remedy upon the occurrence of an Event of BKC Default under Section 7.1.2 shall be to deliver written notice to BKC that this Agreement is thereby immediately terminated.

                                  ARTICLE VIII
                                   TERMINATION

      8.1 Effect of Termination. Upon termination of this Agreement due to the expiration of the term of this Agreement or pursuant to Section 7.3 all rights granted to the Developer under this Agreement with the exception of Franchise Approvals for Restaurants not yet opened shall terminate. Upon termination of this Agreement pursuant to Section 7.2 above all rights granted to the Developer under this Agreement and all Franchise Approvals for Restaurants not yet opened shall terminate.

      8.2 Rights Upon Termination. Upon termination of this Agreement, whether resulting from an Event of Default under Section 7.1.1 or from expiration of the term of this Agreement, BKC shall have the unrestricted right to license others to develop and operate Burger King Restaurants in the Development Area, or to do so itself. Developer agrees to cooperate with BKC in obtaining any government approvals necessary to this end. Upon termination of this Agreement pursuant to
Section 7.2 above BKC shall, subject to the provisions of Article IX below, have the right to claim lost franchise fees royalties and advertising contributions and shall also have all other rights and remedies available under applicable law. Subject to the provisions of Article IX below the rights of the parties set forth in this Section 8.2 shall be in addition to any other rights the parties may have under applicable law.

                                   ARTICLE IX
                               DISPUTE RESOLUTION

      9.1   Dispute Resolution.

      (a) Subject to subparagraph (b) below, all controversies disputes or claims arising between the Developer, any Principal, the Guarantor, any of their permitted assignees any of their respective subsidiaries and their respective shareholders, officers, directors, agents and employees (in their respective capacity) (collectively the "Developer Parties") and BKC arising out of or related to the relationship of the parties hereto, this Agreement or any provision hereof, any related agreement (including any Franchise Agreement) the validity of this Agreement or any provision hereof or the operation of the Burger King Restaurants shall be submitted to and settled by arbitration in the City of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then obtaining it. Such arbitration proceedings shall be conducted before a panel of three (3) arbitrators. The Developer parties shall appoint one arbitrator between them, BKC shall appoint one arbitrator, and the two arbitrators so appointed shall appoint a third arbitrator to act as Chairman. If said two arbitrators fail to nominate the Chairman within thirty (30) days from the date of appointment of the second arbitrator to be appointed, the Chairman shall be appointed by the AAA. Unless otherwise provided in this Paragraph, all matters within the scope of the Federal Arbitration Act of the United States of America (9 U.S.C.ss.ss.1 et seq.) shall be governed by it. The arbitrators shall have the right to award or include in their award any relief which they deem proper in the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief, legal fees and costs, provided that the arbitrators shall not award exemplary or punitive damages, and provided further, the arbitrators shall not under any circumstances, award damages for any failure by Developer to meet the Development Schedule. The award and decision of the arbitrators shall be conclusive and binding upon the Developer Parties and BKC and judgment upon the award may be entered in any court of competent jurisdiction. The Developer Parties and BKC further expressly agree and consent to the jurisdiction of the courts of the State of New York or the parties hereto for the purpose of entering judgment upon any such award of the arbitrators. The Developer Parties and BKC further agree to be bound by the provisions of any applicable limitation on the period of time in which claims must be brought under applicable law or this Agreement, whichever is less. The

Developer Parties and BKC further agree that in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the United States Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed as described above shall be barred. This provision shall continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement.

      (b) Notwithstanding subparagraph (a) above BKC shall be entitled to seek the entry of temporary or preliminary injunctions, restraining orders and orders of specific performance enforcing the provisions of this agreement or any Franchise Agreement relating to BKC's Marks or proprietary information by any of the Developer Parties upon the termination or expiration of this Agreement or any Franchise Agreement. The only remedy of any of the Developer Parties if an injunction is so entered will be the dissolution of that injunction if warranted upon due hearing all other claim s being subject to arbitration under subparagraph (a) above.

                                    ARTICLE X
                               SECRECY OF PROPERTY

      The Developer and each Principal shall at all times both during the term of this Agreement and following the termination of this Agreement, maintain in strict confidence BKC's operational manuals, marketing information and methods, and all information and knowledge relating to the methods of operating and the functional know-how relating to Burger King Restaurants revealed by BKC to the Developer. The Developer and the Principals shall not disclose this proprietary information of BKC to any third party nor shall the Developer use or permit any third party to use this proprietary information or any part thereof for any purpose whatsoever, except that during the term of this Agreement or any Burger King Franchise Agreement executed pursuant to this Agreement, the Developer may disclose to the Developer's employees such of BKC's proprietary information as may be necessary for carrying out the Developer's obligations under this Agreement or the Burger King Franchise Agreement and for the operation of licensed Burger King Restaurants. The restrictions contained in this Article X shall cease to apply to any information which is or comes with the public domain except where this results from a breach by the Developer or the Principal of this Article. The oblige ions of the Developer and the Principals under this Article shall survive the termination of this Agreement.

                                   ARTICLE XI
                             ASSIGNMENT AND TRANSFER

      11.1 Transfer of Interest by Developer. The Developer shall not (a) directly or indirectly sell, assign, convey, give away, mortgage, pledge, hypothecate, or otherwise transfer or encumber its rights or obligations under this Agreement, or (b) sell, transfer, convey, give away, offer, issue or otherwise grant or deliver additional equity interests in the Developer, without the prior written consent of BKC, which consent may not be unreasonably withheld by BKC.

      11.2 Transfer of Interest by Principal. No Principal shall directly or indirectly sell, assign, convey, give away, mortgage, pledge, hypothecate, or otherwise transfer or encumber any legal or beneficial equity interest in the Developer without the prior written consent of BKC, which consent may not be unreasonably withheld by BKC.

      11.3 Exception to Applicability. The provisions of Subsection 11.1(b) above shall not apply to International Fast Food Corporation so long as it is the Developer under this Agreement; provided, however, that in the event of an assignment (with BKC's consent) of this Agreement by International Fast Food Corporation as the Developer to its controlled subsidiary International Fast Food Polska SP Z0.0, the assignee shall, as the new Developer, be bound by the provisions of Subsection 11.1(b) above.

                                   ARTICLE XII
                                  SEVERABILITY

      If any of the provisions of this Agreement may be construed in more than one way, one of which would render the provision illegal or otherwise voidable or unenforceable, such provision shall have the meaning which renders it valid and enforceable. The language of all provisions of this Agreement shall be construed according to its fair meaning and not strictly against any party. In the event any court or other government authority shall determine any provision in this Agreement is not enforceable as written, the parties agree that the provision shall be amended so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which enforcement is sought and affords the parties the same basic rights and obligations and has the same economic effect. If any provision in this Agreement is held invalid or otherwise unenforceable by any court or other government authority, such findings shall not invalidate the remainder of the agreement unless in the reasonable opinion of the affected party the effect of such determination has the effect of frustrating the purpose of this Agreement, whereupon such party shall have the right by notice in writing to the other party to immediately terminate this Agreement.

                                  ARTICLE XIII
                                ENTIRE AGREEMENT

      This Agreement embodies the entire agreement and understanding between the parties with respect to the development and franchising of Burger King Restaurants and cancels and supersedes all prior negotiations, understandings and agreements written or oral, relating to the development and franchising of Burger King restaurants. The parties acknowledge that they are not relying upon any representation, warranty, condition, agreement or understanding, written or oral, except as herein specified. Neither this Agreement nor any term or provision of it may be changed, waived, discharged or modified orally. The only changes waivers discharges or modifications that will be effective will be those which are in writing signed by all of the parties to this Agreement.

                                   ARTICLE XIV
                                     NOTICES

      Any notice demand request consent approval designation specification or other communication given or made or requires to be given or made hereunder shall be in writing and shall bc hand-delivered by courier or sent by registered airmail postage fully prepaid addressed as follows:

            If to BKC: BURGER KING CORPORATION
                        P.O. Box 020783
                        General Mail Facility
                        Miami, Florida 33102-0783
                        Attn: General Counsel

            If to the Developer:

                        INTERNATIONAL FAST FOOD CORPORATION
                        1000 Lincoln Road Suite 200
                        Miami, Florida  33139
                        Attn:  Mr. Mitchell Rubinson

            with a copy to:

                        Joel Hirschhorn, P.A.
                        Douglas Center, 2600 Douglas Road
                        Penthouse One
                        Coral Gables, Florida 33134
                        Attn:  Joel Hirschhorn, Esq.


Or to such other address or person Is either party may hereafter designate in writing. All such notices shall be effective upon actual receipt.

                                   ARTICLE XV
                                   NON-WAIVER

      Failure of any party hereto to insist upon strict performance of any of the terms or provisions of this Agreement shall not be deemed a waiver of any subsequent breach or default of the terms or provisions of this Agreement, nor shall acceptance by BKC of any money paid on behalf of the Developer under this Agreement or under any Burger King franchise agreement after any breach or any Burger King franchise agreement, whether before or after notice to or knowledge of the breach or default by BKC, constitute a waiver by BKC of such breach or default.

      No full or partial waiver of any standard or requirement by BKC, and no approval by BKC, whether express, impled or occurring by the passage of time, shall be construed as a breach or derogation of any duty of BKC to the Developer.

                                   ARTICLE XVI
                           HEADINGS AND ARTICLE TITLES

      The headings as to contents of particular articles are inserted only for convenience and reference and are in no way to be construed a part of this Agreement or as a limitation on the scope of any of the terms or provisions of this Agreement.

                                     ARTICLE
                             RELATIONSHIP OF PARTIES

      Nothing in this Agreement shall be construed to make the parties to this Agreement partners or joint venturers. The Developer is not in any way the agent of BKC and must not hold themselves out as such

                                 ARTICLE XVVIII
                                 INTERPRETATION

      18.1 Currency. Unless otherwise indicated, all references to monies shall be considered to be in U.S. currency.

      18.2 Grammar. Unless repugnant to or inconsistent with the context, wherever the singular is used in this Agreement it shall include the plural and vice versa; the masculine shall include the feminine and neuter, and the neuter the masculine and feminine; reference to persons shall include corporations and vice versa.

      18.3 Successors and Assigns. The expressions "BKC" and "the Developer" shall include their successors in title and assigns.

      18.4 Good Faith. No term or condition shall be implied into this Agreement in derogation of, or in a manner which is inconsistent with or alters, the express terms set forth in this Agreement.

      18.5 Use of Developer Information. All information, reports, applications and documents to be provided by Developer to BKC under this Agreement are being provided solely for BKC's own benefit, information and use. BKC shall have no responsibility to use or to analyze such information for the benefit of the Developer or to communicate to the Developer any options, beliefs or ideas BKC may develop using information provided by the Developer. BKC shall use reasonable efforts to keep such non-public information of Developer confidential.


                                   ARTICLE XIX
                                     BROKER

      The Principals and the Developer warrant that they have not appointed and do not contemplate appointing any broker, agent or other person who would be entitled to a fee or commission upon the execution of' this Agreement or the completion of any transactions contemplated by this Agreement. Each Principal and the Developer agree to hold BKC safe and harmless from any fee or commission claimed by any person purporting to act for or on this behalf. Nothing in this Agreement shall be construed as prohibiting either party from employing attorneys, accountants or patent or trademark agents to advise and carry out professional services on its behalf.

                                   ARTICLE XX
                           GOVERNING LAW/JURISDICTION

      This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, U.S.A.; provided however, that it is understood and agreed that since this Agreement is not a franchise for the operation of Burger King Restaurants, but is intended by the parties to set forth the terms and conditions which, if fully satisfied, would entitle the Developer to apply for and receive individual franchises for each restaurant, if any, developed under this Agreement, the Florida Franchise Act, Florida Statutes, Section 81
7.416 (1')71). shall not apply to this Agreement. The parties hereto acknowledge and agree that all disputes arising in connection with this Agreement shall be finally settled pursuant to the provisions set forth in Article IX of this Agreement. However, in the event that Section 9.1(b) of this Agreement applies, then the United States District Court for the Southern District of New York, or, if such court lacks jurisdiction, the Supreme Court for the State of New York, County of New York, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising under said Section, and the parties further agree that in the event of any such litigation in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

                                  ARTICLE XXI
                           TRADEMARKS AND TRADE NAMES

      21.1 Disclaimer of Interest. The Developer and the Principals acknowledge that they have no part in the creation or development of the Burger King Marks, BKC trademarks or trade names (whether registered or not) therefrom.

      21.2 Notice of Challenge. The Developer shall immediately refer any challenge to the validity, right or usage of the Burger King trademarks, trade names, patents or copyrights to Burger King Corporation, which shall have the sole right to defend same.

      21.3 Registered User Agreement. The Developer shall at such times as BKC may require enter into Registered User Agreements in the form prescribed by BKC authorizing and permitting the use of the Burger King Marks referred to in such agreement and which Registered User Agreements shall not impose additional obligation on the Developer. The Developer agrees to comply with all the terms and conditions and provisions contained in such Registered User Agreements and to sign and execute any document and/or do such things as may be necessary to constitute or appoint BKC's designee to make application on the Developer's behalf for registration of all necessary Registered User Agreements and to record the cancellation of any Registered User Agreements and to stipulate the principal place of business of such firm as the place for service of all communications and notices with respect to such registrations. BKC shall pay its own costs for the preparation and execution of any Registered User Agreement and any filing or similar costs associated therewith. Should the Developer choose to take independent advice in relation to such documents, or incur other costs in relation to the execution of such documents, such costs shall be borne by the Developer as the case may be.

      21.4 No Unauthorized Use. The Developer shall not use any names, trademarks or tradenames of BKC or any variations or abbreviations thereof in any manner without prior written authorization from BKC.

      21.5 Registered Marks. Exhibit D lists trademarks registered in Poland; however, BKC makes no expressed or implied warranty with respect to the validity of any of the Burger King Marks. The Developer acknowledges the Developers understanding that the Developer may be conducting business utilizing Burger King Marks which have not been registered and that registration may not be granted for unregistered marks and that some of the Burger King Marks may be subject to use by third parties unauthorized by BKC. Except for the representation that the trademarks listed on Exhibit D have been registered, no other warranty as to validity, subsistence or otherwise is made in respect of said trademarks or any other trademark which may be authorized for use by the Developer.

      21.6 Assistance to BKC. The Developer agrees to join and assist in the defense of any action relating to the right to use or the validity of the Burger King marks and BKC agrees to indemnify the Developer for reasonable costs and expenses reasonably incurred in assisting BKC in defense of such action provided that BKC shall have the right to select the attorney who will represent tile

Developer in the action. The Developer shall not institute any legal action or other kind of proceeding based upon the trademarks which the Developer is licensed to use under this Agreement without the prior written approval of BKC.

                                   ARTICLE XII
                                   COMPETITION

      The Developer and the Principals acknowledge and agree that they have had arid will continue to have access to information that is not generally available to those outside the Burger King Restaurant system. The Developer and each Principal warrant that they have no interest directly or indirectly in any "Fast Food Hamburger Restaurant" in the Development Area and will not, during the term of this Agreement, acquire such an interest in any such restaurant in a territory where it would compete with a restaurant operating under the Burger King System; provided, that this shall not prevent the Developer and the Principals from having an interest in an undertaking which competes with the Burger King System if such interest is not such as to enable them to influence the affairs of such undertaking. Fur purposes of this Article, "Fast Food Hamburger Restaurant" shall mean any restaurant which (a) has hamburgers or hamburger based products which account for 50% or more of total menu items or total Gross Sales, and (b) does not offer table service as the principal method of ordering or food delivery. For purposes of this Article, "a direct or indirect interest" shall include without limitation an interest held by the Developer a Principal or any of their subsidiaries or affiliates or immediate family members.

                                  ARTICLE XXIII
                                      TAXES

      It is understood and agreed by the parties that the Developer shall be responsible for any value added tax and that any and all other tax liabilities arising out of this Agreement will be paid by the party owing such taxes. Notwithstanding the foregoing, the parties expressly agree that in the event BKC incurs withholding tax liability in the country in which the Restaurants will be located, it shall be the responsibility of the Developer to withhold such withholding taxes as are required by law, pay them on BKC's behalf, and provide BKC with corresponding receipts from the relevant taxing authorities to evidence the amounts withheld.

                                  ARTICLE XXIV
                              GOVERNMENTAL APPROVAL

      The Developer shall seek to secure any and all governmental approvals required for any matter relating to the validity of the relationship contemplated by this Agreement or any franchise agreements issued pursuant to the relationship herein established including without limitation all governmental approvals with regard to the importation and sale of products sold in the Restaurants. The Developer shall seek to secure any Central Bank or other approval required for the payment of any amounts due under any Agreements with BKC as contemplated herein.

                                   ARTICLE XXV
                                    SURVIVAL

      Except as expressly provided in this Agreement the Termination of this Agreement shall be without prejudice to any rights which shall have accrued to the parties prior to the date of such termination, shall not affect or diminish the binding force or effect of any provision of this Agreement which expressly or by implication shall come into force or continue in force after termination, shall not release the Developer or Principals from obligations to pay any sums owed under this Agreement or to pay any franchise fees, royalties or other sums owed to BKC under franchise agreements or other agreements, and shall not terminate any franchise agreements entered into pursuant to this Agreement

                                  ARTICLE XXVI
                                THE PRINCIPAL(S)

      26.1 Stock Ownership. If and when applicable the Principals represent and warrant to BKC that Exhibit A contains a complete list of the shareholders of the Developer and their respective shareholdings on the date of this Agreement and that unless otherwise stated the Principals are the beneficial owners of their respective share.

      26.2 Guaranty. If and when applicable, each of the Principals hereby agrees to jointly, severally, and unconditionally guaranty the payment and performance of all debts, obligations and liabilities of the Developer to BKC arising pursuant to this Agreement, or any other agreement with BKC relating directly or indirectly to the Restaurants (the "BKC Agreements"), together with all costs of collection, compromise or enforcement, including reasonable attorneys' fees, incurred with respect to any such debts, obligations or liabilities or with respect to this or any other guaranty thereof or any bankruptcy proceeding or other similar action affecting the rights of the Developer's creditors generally (all of the foregoing being referred to collectively as the "Obligations"). This guaranty by each of the Principals shall continue in full force and effect until the Developer has fully paid and performed all of the Obligations. In connection with the guaranties set forth above (collectively, the "Guaranties"), each of the parties to this Agreement hereby agrees as follows:

                  The Guaranties shall not be impaired by any modification, supplement, extension or amendment of the BKC Agreements or any of the Obligations, nor by an! modification, release or other alteration of any of the Obligations hereby guaranteed, nor by any agreements or arrangements whatever with the Developer or any one else;

                  The liability of each of the Principals is primary, direct and unconditional and may be enforced without requiring BKC first to resort to any other right, remedy or security;

                  No   Principal   shall   have  any   right   of   subrogation,
reimbursement or indemnity whatsoever, unless and until the Obligations are paid or performed in full;

                  If any Principal should at any time die, become incapacitated, become insolvent or make a composition, trust mortgage or general assignment for the benefit of creditors, or if a bankruptcy proceeding or any action under a similar law affecting the rights of creditors generally shall be filed or commenced by, against or in respect of any Principal, any and all obligations of that Principal shall, at BKC's option, immediately become due and payable without notice;

                  If any payment or transfer to BKC which has been credited against any Obligation, is voided or rescinded or required to be returned by BKC, whether or not il connection with any event or proceeding described in
Section 25.2(d), the Guaranties shall continue in effect or be reinstated as though such payment, transfer or recovery had not been made;

                  Except as otherwise provided in this Agreement, each of the Guaranties shall be construed as an absolute, unconditional, continuing and unlimited obligation of each Principal without regard to the regularity, validity or enforceability of any of the Obligations, and without regard to whether an, Obligation is limited, modified, voided, released or discharged in any proceeding uncle any law affecting the rights of creditors generally;

                  Any termination of the Guaranties shall be applicable only to Obligations accruing prior to termination or having their inception after the effective date of such termination and shall not affect Obligations having their inception prior to such date;

                  The death or incapacity of any Principal hereunder shall not result in the termination of the Guaranties;

                  Any and all present and future debts and obligations of the Developer to any Principal hereunder are hereby waived and postponed in favor of and subordinated to the full payment and performance of the Obligations; and

                  Each of the Principals waives to the greatest extent permitted by law: notice of acceptance hereof; presentment and protest of any instrument, and notice thereof; notice of default; notice of foreclosure; notice of any modification, release or other alteration of any of the Obligations or of any security therefor and all other notices to which any Principal might otherwise be entitled.

                                  ARTICLE XXVII
                               INDEPENDENT ADVICE

      THE DEVELOPER AND THE PRINCIPAL AND EACH PARTY COMPRISING THE PRINCIPAL ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY BKC TO TAKE INDEPENDENT PROFESSIONAL ADVICE ON ALL ASPECTS OF THIS AGREEMENT AND THE BURGER KING BUSINESS AND THAT THEY HAVE TAKEN SUCH INDEPENDENT ADVICE AS THEY DEEM NECESSARY AND HAVE
INDEPENDENTLY SATISFIED THEMSELVES ON ALL RELEVANT MATTERS RELATING TO THIS AGREEMENT AND THE DEVELOPMENT AND OPERATION OF BURGER KING RESTAURANTS BEFORE ENTERING INTO THIS AGREEMENT.

                                 ARTICLE XXVIII
                                  FORCE MAJEURE

      Neither party shall be deemed in de fault as a result of its delay or failure to perform which arises from force majeure or other causes reasonably beyond the control of such party including without limitation acts of God, acts of war, strikes, laws and regulations. If the event of force majeure of other similar cause lasts more than one (1) year, the party adversely affected by such cause shall have the right to terminate this Agreement, effective upon notice thereof to the other.

                                  ARTICLE XXIX
                              CONTROLLING LANGUAGE

      This Agreement is in the English language only, which language shall be controlling in all respects. No translation if any of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in the determination of the intent of either of the parties hereto.

                                   ARTICLE XXX
                                   DEFINITIONS

      Each reference in this Agreement to the following terms shall be deemed to have the following meanings:


Agreement:              This agreement, as the same may be modified and/or amended from time to time or any substitutions or replacements hereof.

Building Plan
Approval:               The meaning designated in Section 4.3.2 of this Agreement.

BKC:                    The meaning designated in the preamble of this Agreement.







                                      28






Burger King Marks:      The meaning designated in the preamble of this Agreement.

Burger King Restaurants:The meaning designated in Paragraph A of the Introduction to this Agreement.

Burger King System:     The meaning designated in Paragraph A of the Introduction to this Agreement.

Developer:              The meaning designated in the preamble of this Agreement.

Development Area:       The meaning designated in Paragraph E of the Introduction to this Agreement.

Development Schedule:   the schedule for the development and opening of Development
                        Units set forth on Schedule 1 of this Agreement.

Development Units:      The meaning designated on Exhibit B of this Agreement.

Director of Operations: The meaning designated in Section 6.2 to this Agreement.

Events of Default:      The meaning designated in Section 7.1 of this Agreement.

Expansion Criteria:     The meaning designated in Section 4.2.1 of this Agreement.

Extended Development
Schedule:               The extended development schedule attached as Schedule 2
                        to this Agreement.

Franchise Agreement:    The meaning designated in Section 5.5 of this Agreement.

Franchise Approval:     The meaning designated in Section 4.2 of this Agreement.

Franchise Fee:          The meaning designated in Section 5.2 of this Agreement.

Gross Sales:            The meaning designated in Section 3.1 of this Agreement and in the Franchise Agreement(s).

Term:                   The meaning designated in Section 2.1 of this Agreement.

Institutional
Locations:              The meaning designated in Section 1.2.2 of this Agreement.

Managing Director:      The meaning designated in Section 6.1 of this Agreement.














                                       29





Principal(s):           The meaning designated in the introduction to this Agreement.

Restaurants:            Burger King Restaurants.

Site Approval:          The meaning designated in Section 4.3 of this Agreement.




      This Agreement is executed by the parties as of the day and year indicated on the first page of this Agreement.

                                          BURGER KING CORPORATION


                                          By: /s/ Mark Gerasi
                                             -----------------------------------
                                                      Senior Vice President

                                                      (Corporate Seal)


                                         INTERNATIONAL FAST FOOD
                                         POLSKA SP Z0.0


                                          By: /s/ Mitchell Rubinson
                                             -----------------------------------
                                          Name: Mitchell Rubinson
                                          Its: President

                                                      (Corporate Seal)


                                          INTERNATIONAL FAST FOOD
                                          CORPORATION


                                          By: /s/ Mitchell Rubinson
                                             -----------------------------------
                                          Name: Mitchell Rubinson
                                          Its: President

                                                      (Corporate Seal)

                                   EXHIBIT A
                         TO THE DEVELOPMENT AGREEMENT

                          PRINCIPALS OF THE DEVELOPER

                                   EXHIBIT B

                               DEVELOPMENT UNITS


DEVELOPMENT UNITS

The Development Units credited to the Developer pursuant to the terms and conditions set forth in Paragraph 3.1 shall be as follows:

1     If the Restaurant is a Traditional Burger
      King Restaurant (as defined below):                           1   Unit

2     If the Restaurant is an In-Line Burger
      King Restaurant (as defined below):                           1   Unit

3     If the Restaurant is a Burger King
      Kiosk Restaurant (as defined below):                         1/4  Unit

4     If the Restaurant is a Drive-Thru Burger
      King Restaurant (as defined below):                           1   Unit

DEFINITIONS

1 The term "Traditional Burger King Restaurant" means a freestanding building, or retail space within a building, with an area of more than 300 square meters or more.

2 The term "In-Line Burger King Restaurant" for purposes of this Exhibit, means a freestanding building, or retail space within a building, with an area of 150 to 299 square meters.

3 The term "Burger King Kiosk Restaurant" means a freestanding kiosk, or retail space within a larger building, with an area of less than 150 square meters.

4 The term "Drive-Thru Burger King Restaurant" means a freestanding building which has seating capacity of less than 30 customers and two drive-thru windows.

                                   EXHIBIT C

                                  BURGER KING
                        RESTAURANT FRANCHISE AGREEMENT

                                    EXHIBIT D

                           TO DEVELOPMENT AGREEMENT


                                Poland Trademarks


Marks registered in Poland:

                                                               Date of
                              Classes           Reg. No.    Registration
                              -------           --------    ------------

Burger King Logo              16,29,30,32,42    7441        18 Feb., 1994

Whopper                       16,29,30,32,42    7441        18 Feb., 1994

Burger King Wordmark          16,29,30,42       7442        18 Feb., 1994

                                   SCHEDULE 1

                             "DEVELOPMENT SCHEDULE"


Timer Periods                                   Development Units to be opened
                                                during Time Period

Development Year 1 (March 14, 1997 through Sept. 30, 1998)      3

Development Year 2 (Oct. 1, 1998 through Sept. 30, 1999)        4

Development Year 3 (Oct. 1, 1999 through Sept. 30, 2000)        4

Development Year 4 (Oct. 1, 2000 through Sept. 30, 2001)        4

Development Year 5 (Oct. 1, 2001 through Sept. 30, 2002)        5

Development Year 6 (Oct. 1, 2002 through Sept. 30, 2003)        5

Development Year 7 (Oct. 1, 2003 through Sept. 30, 2004)        5

Development Year 8 (Oct. 1, 2004 through Sept. 30, 2005)        5

Development Year 9 (Oct. 1, 2005 through Sept. 30, 2006)        5

Development Year 10 (Oct. 1, 2006 through Sept. 30, 2007)       5

Total                                                           45

                                   SCHEDULE 2


Section 5.3.1(a)

(SUBJECT TO A PENDING REQUEST FOR CONFIDENTIAL TREATMENT)

                                  SCHEDULE 3


Section 5.3.1(b)


(SUBJECT TO A PENDING REQUEST FOR CONFIDENTIAL TREATMENT)